UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2013

BUCKEYE TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14030	62-1518973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Tillman Street Memphis, Tennessee	38112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 320-8100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of May 23, 2013, Buckeye Technologies Inc., a Delaware corporation (“Buckeye”), entered into a Cash Bonus Letter Agreement (collectively, the “Cash Bonus Letter Agreements”) with each of John B. Crowe, Buckeye’s Chief Executive Officer; Steven G. Dean, Buckeye’s Executive Vice President and Chief Financial Officer; Douglas L. Dowdell, Buckeye’s Executive Vice President, Specialty Fibers and Paul N. Horne, Buckeye’s Senior Vice President, Product and Market Development (collectively, the “Named Executive Officers”). Under the terms of the Agreement and Plan of Merger, dated as of April 23, 2013, by and among Buckeye, Georgia-Pacific LLC, a Delaware limited liability company (“Georgia-Pacific”), and GP Cellulose Group LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of Georgia-Pacific, Buckeye, as previously disclosed, is not currently permitted to make equity grants to employees. The Cash Bonus Letter Agreements are intended to provide each of the Named Executive Officers as well as certain other employees with a cash incentive in substitution for the typical equity grants that Buckeye otherwise would have made in July 2013.

Under the terms of the Cash Bonus Letter Agreements and subject to the conditions set forth therein, each of the Named Executive Officers will receive a cash bonus payable within 30 days following the closing of Buckeye’s merger with Georgia-Pacific (the “Closing Date”), provided that the Closing Date occurs on or before May 31, 2014, in the following amounts:

1.	John B. Crowe, Chief Executive Officer: $695,250

2.	Steven G. Dean, Executive Vice President and Chief Financial Officer: $175,500

3.	Douglas L. Dowdell, Executive Vice President, Specialty Fibers: $168,750

4.	Paul N. Horne, Senior Vice President, Product and Market Development: $108,000

The Cash Bonus Letter Agreements provide that such bonus will be forfeited with respect to any Named Executive Officer should his employment with Buckeye terminate prior to the Closing Date for any reason other than for death, disability or without cause.

The foregoing description of the Cash Bonus Letter Agreements does not purport to be complete and is qualified in its entirety by reference to the Form of Cash Bonus Letter Agreement, which is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Form of Cash Bonus Letter Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE TECHNOLOGIES INC.

Date: May 30, 2013	By:	/s/ Sheila Jordan Cunningham
Sheila Jordan Cunningham
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Form of Cash Bonus Letter Agreement